UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2015

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2015 annual meeting of shareholders (the “Annual Meeting”) of H&R Block, Inc. (the “Company”) was held on September 10, 2015.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Brown	216,659,971	452,587	905,112	19,367,592
William C. Cobb	216,710,956	405,847	900,867	19,367,592
Robert A. Gerard	216,594,487	479,679	943,504	19,367,592
Richard A. Johnson	216,581,449	526,784	909,437	19,367,592
David Baker Lewis	215,752,025	1,341,707	923,938	19,367,592
Victoria J. Reich	216,748,751	364,946	903,973	19,367,592
Bruce C. Rohde	216,512,215	581,476	923,979	19,367,592
Tom D. Seip	215,499,481	1,615,926	902,263	19,367,592
Christianna Wood	216,670,462	443,746	903,462	19,367,592
James F. Wright	216,645,130	439,348	933,192	19,367,592

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
235,785,882	1,065,765	533,615	0

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
213,971,450	3,307,655	738,565	19,367,592

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 15, 2015	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary